EXHIBIT 99.4

                   SECOND AMENDMENT TO CONTRIBUTION AGREEMENT



     THIS SECOND AMENDMENT (this "Second Amendment") made as of the 29th day of August, 2003 between PRIME GROUP REALTY, L.P., ("PGRLP"), and WELP Chicago, L.C., ("WELP");

                                   WITNESSETH

                                    RECITALS:

     A. PGRLP and WELP entered into a Contribution Agreement dated August 4, 2003 as amended by First Amendment to Contribution Agreement dated as of August 18, 2003 (the "Agreement").

     B.   The parties desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

          1. A new subparagraph X is hereby added to Section 9.1 of the Agreement as follows: "The estimated $1,183,500.00 needed for punch list items as reflected In Section 5 on pages 7, 8 and 9 of the ValCon Consultants, Inc. Existing Building Report (the "Valcon Report") dated August 27, 2003 consists of (i) $682,500 in punch list items (item 1 in the Valcon Report) that are included in the amount of the Existing Tenant Improvement Escrow,
               (ii) $486,000 for future tenant improvements costs (item 2 in the Valcon Report) to be funded by the tenant improvements reserve in the Approved Loan, and (iii) $15,000 in other work (items 3-11 in the Valcon Report) which PGRLP will either cause to be completed by the contractor as part of the punch list at no additional cost to Dearborn Center or charged to the tenants who caused the conditions requiring such work.

          2. A subparagraph (c) is hereby added to Section 8 of the Management Agreement attached as Exhibit II to the Agreement reading as follows:

               "(c) Anything in this Agreement to the contrary notwithstanding, Manager acknowledges and agrees that for the period between the date hereof and ending December 31, 2004 (the "Subordination
               Period"), in the event there is not sufficient "Distributable Cash" (as defined in the Amended and Restated Limited Liability Company Agreement of Dearborn Center, L.L.C. dated as of the date hereof, the "Operating Agreement") to pay the UST Priority Return at any time during the Subordination Period, the Management Fees will be subordinate to the UST Priority Return to the extent of such insufficiency and will accrue beyond the Subordination Period to the extent sufficient Distributable Cash is not available relating to the Subordination Period. Any amounts so accrued shall be payable solely from any Net Sale or Refinancing Proceeds prior to the return to "UST" of any "UST Invested
               Capital" and prior to the return to "Prime" of any "Prime Invested Capital" (as such terms in quotations are defined in the Operating Agreement). Nothing in this subparagraph (c) shall affect the rights of UST to collect the UST Administrative Fee during the Subordination Period notwithstanding other provisions in this Agreement which provide for payment of the Management Fees and the UST Administrative Fee on a pari passu basis."

          3. Section 1.1.62 of the Operating Agreement attached as Exhibit III to the Agreement is hereby amended by adding the following new sentence at the end thereof: "Notwithstanding the foregoing, during the period that the Property Manager's "Management Fees" (as defined in the Property Management and Leasing Agreement) are subordinated to the UST Priority Return, the foregoing provision providing for the UST Administrative Fee to be paid on a pari passu basis with the Management Fees due to the Property Manager shall not apply to the extent that any of the Management Fees are delayed or not paid solely because of such subordination."

          4. Section 5.1 of the Operating Agreement is hereby amended by inserting the parenthetical phrase "(subject, however, to the subordination provisions contained in Section 8(c) of the Management and Leasing Agreement)" after the words "management fees" in the fifth from bottom line thereof.

          5. PGRLP agrees that in connection with the performance of the remaining work to complete the Project as described in Section 12.4(A) of this Agreement, it shall be PGRLP's obligation to satisfy or cause the appropriate contractors to satisfy the conditions of the Redevelopment Agreement so that (a) the City of Chicago issues the Certificate described in Section 7.01 of the Redevelopment Agreement and (b) the principal amount of the Developer Note is at least $9,412,229.

          6. Except as amended hereby, all terms and provisions of the Contribution Agreement and Exhibits thereto remain in full force and effect in accordance with their terms.

          7. Faxed signatures on the Second Amendment shall be binding as originals.

          8. This Second Amendment may be executed in counterparts all or which shall be deemed to be the same amendment.





                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS  WHEREOF,  this Second Amendment has been executed as of the day and year first above written.

                                 PRIME GROUP REALTY, L.P.
                                 By:  Prime Group Realty Trust
                                 it managing general partner

                                 By:  /s/ Stephen J. Nardi
                                      --------------------


                                 WELP CHICAGO, L.C.
                                 By:  Estein Management
                                      Corporation, its manager

                                 By:  /s Lothar Estein
                                      ------------------------
                                      Lothar Estein, President